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                                                                     EXHIBIT 5.1

                     [VALERO ENERGY CORPORATION LETTERHEAD]


                                        , 2001
                                  ------

Valero Energy Corporation
One Valero Place
San Antonio, Texas  78212

Ladies and Gentlemen:

     I am the Corporate Secretary and Managing Attorney, Corporate Law of Valero Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-4 (the "Registration Statement") relating to registration under the Securities Act of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") issuable in connection with the merger of Ultramar Diamond Shamrock Corporation ("UDS") with and into the Company, as contemplated by the Agreement and Plan of Merger, dated as of May 6, 2001, by and between UDS and the Company (the "Merger Agreement").

     I have examined the Merger Agreement and originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

     Based on the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized and (i) when the Registration Statement has become effective under the Securities Act and (ii) when the shares of Common Stock have been duly executed, countersigned and delivered by the Company upon the consummation of the transaction as contemplated in the Merger Agreement and the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     I am a member of the Bar of the State of Texas and my opinion is limited to the federal statutory laws of the United States, the laws of the State of Texas and the Delaware General Corporation Law.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the proxy statement / prospectus that forms a part of the Registration Statement. In giving such


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opinion, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.


                           Very truly yours,



                           -----------------------------
                           Jay D. Browning
                           Corporate Secretary and
                           Managing Attorney, Corporate Law